Exhibit 99.1

                    For Immediate Release İ Global Communications İ MetLife, Inc.

METLIFE ANNOUNCES SECOND QUARTER 2021 RESULTS
NEW YORK, Aug. 4, 2021 - MetLife, Inc. (NYSE: MET) today announced its second quarter 2021 results.
Second Quarter Results Summary
•Net income of $3.4 billion, or $3.83 per share, compared to net income of $68 million, or $0.07 per share, in the second quarter of 2020.
•Adjusted earnings of $2.1 billion, or $2.37 per share, compared to adjusted earnings of $758 million, or $0.83 per share, in the second quarter of 2020.
•Book value of $75.86 per share, down 4 percent from $78.65 per share at June 30, 2020.
•Book value, excluding accumulated other comprehensive income (AOCI) other than foreign currency translation adjustments (FCTA), of $56.38 per share, up 8 percent from $52.27 per share at June 30, 2020.
•Return on equity (ROE) of 21.2 percent.
•Adjusted ROE, excluding AOCI other than FCTA, of 17.5 percent.
•Holding company cash and liquid assets of $6.5 billion at June 30, 2021, which is well above the target cash buffer of $3.0 - $4.0 billion.

Commenting on the company’s results, MetLife President and CEO Michel Khalaf said: “MetLife’s outstanding financial results in the second quarter provide further evidence of the tremendous progress we’re making in executing on our Next Horizon Strategy. Our pillars of focus, simplify and differentiate were on full display through exceptional investment returns, expense discipline, and topline growth.”

Second Quarter 2021 Summary

($ in millions, except per share data)	Three months ended June 30,
	2021	2020	Change
Premiums, fees and other revenues	$11,218	$10,491	7%
Net investment income	5,280	4,087	29%
Net investment gains (losses)	1,605	231
Net derivative gains (losses)	421	(710)
Total revenues	$18,524	$14,099

Total adjusted revenues	$16,239	$13,845	17%
Adjusted premiums, fees and other revenues	$11,122	$10,401	7%
Adjusted premiums, fees and other revenues, excluding pension risk transfers (PRT)	$11,136	$10,407	7%

Net income (loss)	$3,366	$68
Net income (loss) per share	$3.83	$0.07

Adjusted earnings	$2,089	$758	176%
Adjusted earnings per share	$2.37	$0.83	186%
Adjusted earnings, excluding total notable items	$2,023	$758	167%
Adjusted earnings, excluding total notable items per share	$2.30	$0.83	177%

Book value per share	$75.86	$78.65	(4)%
Book value per share, excluding AOCI other than FCTA	$56.38	$52.27	8%

Expense ratio	19.0%	21.0%
Direct expense ratio, excluding total notable items related to direct expenses and PRT	11.4%	12.4%
Adjusted expense ratio, excluding total notable items related to other expenses and PRT	19.2%	20.6%

ROE	21.2%	0.4%
Adjusted ROE, excluding AOCI other than FCTA	17.5%	6.4%
Adjusted ROE, excluding total notable items (excludes AOCI other than FCTA)	17.0%	6.4%

MetLife reported second quarter 2021 premiums, fees and other revenues of $11.2 billion, up 7 percent over the second quarter of 2020. Adjusted premiums, fees and other revenues were $11.1 billion, up 7 percent, and up 5 percent on a constant currency basis from the prior-year period.

Net investment income was $5.3 billion, up 29 percent from the second quarter of 2020. Adjusted net investment income was $5.1 billion, up 49 percent from the prior-year period. These increases were largely driven by higher variable investment income primarily due to strong private equity returns.
Net derivative gains amounted to $421 million, or $333 million after tax during the quarter, primarily driven by lower long-term interest rates.
Net income was $3.4 billion, compared to net income of $68 million in the second quarter of 2020, primarily driven by an increase in adjusted earnings, a gain from the sale of the Property and Casualty business, and derivative gains in the current-year period relative to derivative losses in the prior-year period. On a per share basis, net income was $3.83, compared to net income of $0.07 in the prior-year period.
MetLife reported adjusted earnings of $2.1 billion, up 176 percent, and up 160 percent on a constant currency basis, from the second quarter of 2020. On a per share basis, adjusted earnings were $2.37, up 186 percent from the prior-year period.

Information regarding the non-GAAP and other financial measures included in this news release and reconciliation of the non-GAAP financial measures to GAAP measures are in “Non-GAAP and Other Financial Disclosures” below and in the tables that accompany this news release.

Supplemental slides for the second quarter of 2021, titled "2Q21 Supplemental Slides," are available on the MetLife Investor Relations website at www.metlife.com and in the Form 8-K furnished by MetLife to the U.S. Securities and Exchange Commission in connection with this earnings news release.

Adjusted Earnings by Segment Summary*

	Three months ended June 30, 2021
Segment	Change from prior-year period	Change from prior-year period (on a constant currency basis)
U.S.	72%
Asia	103%	91%
Latin America	(27)%	(38)%
Europe, the Middle East and Africa (EMEA)	(19)%	(23)%
MetLife Holdings	NM
NM = Change not meaningful for the current period.
*The percentages in this table are on a reported and constant currency basis, and do not exclude notable items. For the three months ended June 30, 2021, U.S. results exclude Property & Casualty as MetLife completed the sale of the business. U.S. results for the three months ended June 30, 2020, include Property & Casualty.

Business Discussions
All comparisons of the results for the second quarter of 2021 in the business discussions that follow are with the second quarter of 2020, unless otherwise noted. The second quarter of 2021 notable items table follows the Business Discussions section of this release.

U.S.*

($ in millions)	Three months ended June 30, 2021	Three months ended June 30, 2020	Change
Adjusted earnings	$902	$523	72%
Adjusted premiums, fees and other revenues	$6,136	$5,692	8%
Adjusted premiums, fees and other revenues, excluding PRT	$6,150	$5,698	8%
Notable item(s)	$0	$0
* For the three months ended June 30, 2021, U.S. results exclude Property & Casualty as MetLife completed the sale of the business. U.S. results for the three months ended June 30, 2020, include Property & Casualty.

•Adjusted earnings were $902 million, up 72 percent, largely from higher variable investment income primarily due to strong private equity returns. In the prior-year period, adjusted earnings included $83 million from Property & Casualty.
•Adjusted return on allocated equity was 38.7 percent, and adjusted return on allocated tangible equity was 45.1 percent.
•Adjusted premiums, fees and other revenues were $6.1 billion, up 8 percent, due primarily to the establishment of an unearned dental premium reserve and a premium credit to dental customers in the prior-year period and the addition of Versant Health to the company’s results, partially offset by the divestiture of Property & Casualty. In the prior-year period, adjusted premiums, fees and other revenues included $835 million from Property & Casualty.

Group Benefits

($ in millions)	Three months ended June 30, 2021	Three months ended June 30, 2020	Change
Adjusted earnings	$248	$248	—%
Adjusted premiums, fees and other revenues	$5,599	$4,346	29%
Notable item(s)	$0	$0
•Adjusted earnings were flat at $248 million. Volume growth and the addition of Versant Health largely offset unfavorable underwriting.
•Adjusted premiums, fees and other revenues were $5.6 billion, up 29 percent, due to the establishment of an unearned dental premium reserve and a premium credit to dental customers in the prior-year period, and the impact of participating contracts, where premiums, fees and other revenues can fluctuate with claims experience. Roughly 12 percent was driven by solid growth across most products, including voluntary, and the addition of Versant Health.
•Sales were up 39 percent year-to-date due to higher jumbo case activity.

Retirement and Income Solutions

($ in millions)	Three months ended June 30, 2021	Three months ended June 30, 2020	Change
Adjusted earnings	$654	$192	241%
Adjusted premiums, fees and other revenues	$537	$511	5%
Adjusted premiums, fees and other revenues, excluding PRT	$551	$517	7%
Notable item(s)	$0	$0
•Adjusted earnings were $654 million, up 241 percent, largely driven by higher variable investment income primarily due to strong private equity returns.
•Adjusted premiums, fees and other revenues were $537 million, up 5 percent.
•Excluding pension risk transfers, adjusted premiums, fees and other revenues were $551 million, up 7 percent.
•Sales were down 16 percent year-to-date, primarily driven by lower sales of stable value products.
ASIA

($ in millions)	At or for the three months ended June 30, 2021	At or for the three months ended June 30, 2020	Change
Adjusted earnings	$520	$256	103%
Adjusted earnings (constant currency)	$520	$272	91%
Adjusted premiums, fees and other revenues	$2,037	$2,018	1%
Notable item(s)	$0	$0
General account assets under management (at amortized cost)	$129,411	$121,429	7%
•Adjusted earnings were $520 million, up 103 percent, and up 91 percent on a constant currency basis, largely driven by higher variable investment income primarily due to strong private equity returns, as well as volume growth.
•Adjusted return on allocated equity was 14.2 percent, and adjusted return on allocated tangible equity was 21.3 percent.
•Adjusted premiums, fees and other revenues were $2.0 billion, up 1 percent, and flat on a constant currency basis.
•General account assets under management (at amortized cost) were $129.4 billion, up 7 percent, and up 6 percent on a constant currency basis.
•Sales were $498 million, up 42 percent on a constant currency basis.

LATIN AMERICA

($ in millions)	Three months ended June 30, 2021	Three months ended June 30, 2020	Change
Adjusted earnings	$97	$132	(27)%
Adjusted earnings (constant currency)	$97	$157	(38)%
Adjusted premiums, fees and other revenues	$934	$737	27%
Notable item(s)	$0	$0
•Adjusted earnings were $97 million, down 27 percent, and down 38 percent on a constant currency basis, primarily driven by higher COVID-19 related claims and lower Chilean encaje returns, partially offset by higher variable investment income.
•Adjusted return on allocated equity was 14.1 percent, and adjusted return on allocated tangible equity was 22.1 percent.
•Adjusted premiums, fees and other revenues were $934 million, up 27 percent, and up 12 percent on a constant currency basis, driven by strong sales and persistency across the region.
•Sales were $222 million, up 55 percent on a constant currency basis.

EMEA

($ in millions)	Three months ended June 30, 2021	Three months ended June 30, 2020	Change
Adjusted earnings	$94	$116	(19)%
Adjusted earnings (constant currency)	$94	$122	(23)%
Adjusted premiums, fees and other revenues	$744	$660	13%
Notable item(s)	$0	$0
•Adjusted earnings were $94 million, down 19 percent, and down 23 percent on a constant currency basis, primarily driven by low utilization in the prior-year period and higher COVID-19 related claims in the current-year period, partially offset by volume growth.
•Adjusted return on allocated equity was 13.2 percent, and adjusted return on allocated tangible equity was 22.6 percent.
•Adjusted premiums, fees and other revenues were $744 million, up 13 percent, and up 8 percent on a constant currency basis, primarily driven by volume growth.
•Sales were $236 million, up 20 percent on a constant currency basis, driven by growth across most markets.

METLIFE HOLDINGS

($ in millions)	Three months ended June 30, 2021	Three months ended June 30, 2020	Change
Adjusted earnings	$536	$20	NM
Adjusted premiums, fees and other revenues	$1,181	$1,208	(2)%
Notable item(s)	$0	$0
•Adjusted earnings were $536 million, largely driven by higher variable investment income primarily due to strong private equity returns, as well as favorable life underwriting.
•Adjusted return on allocated equity was 20.6 percent, and adjusted return on allocated tangible equity was 22.5 percent.
•Adjusted premiums, fees and other revenues were $1.2 billion, down 2 percent.

CORPORATE & OTHER

($ in millions)	Three months ended June 30, 2021	Three months ended June 30, 2020	Change
Adjusted earnings	$(60)	$(289)	NM
Notable item(s)	$66	$0
•Corporate & Other had an adjusted loss of $60 million, compared to an adjusted loss of $289 million in the prior-year period. The notable item in the current quarter is related to the release of a legal reserve.

INVESTMENTS

($ in millions)	Three months ended June 30, 2021	Three months ended June 30, 2020	Change
Adjusted net investment income	$5,117	$3,444	49%
•Adjusted net investment income was $5.1 billion, up 49 percent. Variable investment income was $1.2 billion, compared to $(555) million in the prior-year period, primarily driven by private equity returns of 9.7 percent.

SECOND QUARTER 2021 NOTABLE ITEMS

($ in millions)	Adjusted Earnings
	Three months ended June 30, 2021
Notable Items	U.S.		Asia	Latin America	EMEA	MetLife Holdings	Corporate & Other	Total
	Group Benefits	Retirement and Income Solutions
Litigation reserves and settlement costs	$0	$0	$0	$0	$0	$0	$66	$66
Total notable items	$0	$0	$0	$0	$0	$0	$66	$66

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Contacts:     For Media:        Randy Clerihue (646) 552-0533
For Investors:         John Hall (212) 578-7888

About MetLife
MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (MetLife), is one of the world's leading financial services companies, providing insurance, annuities, employee benefits and asset management to help its individual and institutional customers navigate their changing world. Founded in 1868, MetLife has operations in more than 40 markets globally and holds leading positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.
Conference Call
MetLife will hold its second quarter 2021 earnings conference call and audio webcast on Thursday, August 5, 2021, from 9-10 a.m. (ET). The conference call will be available live via telephone and the internet. To listen via telephone, dial 877-692-8955 (U.S.) or 234-720-6979 (outside the U.S.). The participant access code is 2510803. To listen to the conference call via the internet, visit www.metlife.com and click the link to the webcast on the MetLife Investor Relations web page. Those who want to listen to the call via telephone or the internet should dial in or go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and the internet beginning at 11 a.m. (ET) on Thursday, August 5, 2021, until Thursday, August 12, 2021, at 11:59 p.m. (ET). To listen to a replay of the conference call via telephone, dial 866-207-1041 (U.S.) or 402-970-0847 (outside the U.S.). The access code for the replay is 5532581. To access the replay of the conference call over the internet, visit the above-mentioned website.

Non-GAAP and Other Financial Disclosures

Any references in this news release (except in this section and the tables that accompany this release) to:		should be read as, respectively:

(i)	net income (loss);	(i)	net income (loss) available to MetLife, Inc.’s common shareholders;
(ii)	net income (loss) per share;	(ii)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(iii)	adjusted earnings;	(iii)	adjusted earnings available to common shareholders;
(iv)	adjusted earnings per share;	(iv)	adjusted earnings available to common shareholders per diluted common share;
(v)	book value per share;	(v)	book value per common share;
(vi)	book value per share, excluding AOCI other than FCTA;	(vi)	book value per common share, excluding AOCI other than FCTA;
(vii)	book value per share-tangible common stockholders’ equity;	(vii)	book value per common share-tangible common stockholders’ equity;
(viii)	return on equity;	(viii)	return on MetLife, Inc.’s common stockholders’ equity;
(ix)	adjusted return on equity, excluding AOCI other than FCTA; and	(ix)	adjusted return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA; and
(x)	adjusted tangible return on equity.	(x)	adjusted return on MetLife, Inc.’s tangible common stockholders’ equity.
In this news release, MetLife presents certain measures of its performance on a consolidated and segment basis that are not calculated in accordance with accounting principles generally accepted in the United States of America (GAAP). MetLife believes that these non-GAAP financial measures enhance the understanding for MetLife and its investors of MetLife's performance by highlighting the results of operations and the underlying profitability drivers of the business. Segment-specific financial measures are calculated using only the portion of consolidated results attributable to that specific segment.

The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

Non-GAAP financial measures:		Comparable GAAP financial measures:

(i)	total adjusted revenues;	(i)	total revenues;
(ii)	total adjusted expenses;	(ii)	total expenses;
(iii)	adjusted premiums, fees and other revenues;	(iii)	premiums, fees and other revenues;
(iv)	adjusted premiums, fees and other revenues, excluding PRT;	(iv)	premiums, fees and other revenues;
(v)	adjusted net investment income;	(v)	net investment income;
(vi)	adjusted capitalization of deferred policy acquisition costs (DAC);	(vi)	capitalization of DAC;
(vii)	adjusted earnings available to common shareholders;	(vii)	net income (loss) available to MetLife, Inc.’s common shareholders;
(viii)	adjusted earnings available to common shareholders, excluding total notable items;	(viii)	net income (loss) available to MetLife, Inc.’s common shareholders;
(ix)	adjusted earnings available to common shareholders per diluted common share;	(ix)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(x)	adjusted earnings available to common shareholders, excluding total notable items, per diluted common share;	(x)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(xi)	adjusted return on equity;	(xi)	return on equity;
(xii)	adjusted return on equity, excluding AOCI other than FCTA;	(xii)	return on equity;
(xiii)	adjusted return on equity, excluding total notable items (excludes AOCI other than FCTA);	(xiii)	return on equity;
(xiv)	adjusted tangible return on equity;	(xiv)	return on equity;
(xv)	investment portfolio gains (losses);	(xv)	net investment gains (losses);
(xvi)	derivative gains (losses);	(xvi)	net derivative gains (losses);
(xvii)	total MetLife, Inc.’s tangible common stockholders’ equity;	(xvii)	total MetLife, Inc.’s stockholders’ equity;
(xviii)	total MetLife, Inc.’s tangible common stockholders’ equity, excluding total notable items;	(xviii)	total MetLife, Inc.’s stockholders’ equity;
(xix)	total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA;	(xix)	total MetLife, Inc.’s stockholders’ equity;
(xx)	total MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA);	(xx)	total MetLife, Inc.’s stockholders’ equity;
(xxi)	book value per common share, excluding AOCI other than FCTA;	(xxi)	book value per common share;
(xxii)	book value per common share - tangible common stockholders' equity;	(xxii)	book value per common share;
(xxiii)	free cash flow of all holding companies;	(xxiii)	MetLife, Inc. (parent company only) net cash provided by (used in) operating activities;
(xxiv)	adjusted other expenses;	(xxiv)	other expenses;

(xxv)	adjusted other expenses, net of adjusted capitalization of DAC;	(xxv)	other expenses, net of capitalization of DAC;
(xxvi)	adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses;	(xxvi)	other expenses, net of capitalization of DAC;
(xxvii)	adjusted expense ratio;	(xxvii)	expense ratio;
(xxviii)	adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT;	(xxviii)	expense ratio;
(xxix)	direct expenses;	(xxix)	other expenses;
(xxx)	direct expenses, excluding total notable items related to direct expenses;	(xxx)	other expenses;
(xxxi)	direct expense ratio; and	(xxxi)	expense ratio; and
(xxxii)	direct expense ratio, excluding total notable items related to direct expenses and PRT.	(xxxii)	expense ratio.

Any of these financial measures shown on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the most recent period and applied to the comparable prior period.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this earnings news release and in this period’s quarterly financial supplement, which is available at www.metlife.com.
MetLife’s definitions of non-GAAP and other financial measures discussed in this news release may differ from those used by other companies:
Adjusted earnings and related measures
•adjusted earnings;
•adjusted earnings available to common shareholders;
•adjusted earnings available to common shareholders on a constant currency basis;
•adjusted earnings available to common shareholders, excluding total notable items;
•adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis;
•adjusted earnings available to common shareholders per diluted common share;
•adjusted earnings available to common shareholders on a constant currency basis per diluted common share;
•adjusted earnings available to common shareholders, excluding total notable items per diluted common share; and
•adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis per diluted common share.

These measures are used by management to evaluate performance and allocate resources. Consistent with GAAP guidance for segment reporting, adjusted earnings and components of, or other financial measures based on, adjusted earnings are also MetLife’s GAAP measures of segment performance. Adjusted earnings and other financial measures based on adjusted earnings are also the measures by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans. Adjusted earnings and other financial measures based on adjusted earnings allow analysis of MetLife's performance relative to its business plan and facilitate comparisons to industry results.
Adjusted earnings is defined as adjusted revenues less adjusted expenses, net of income tax. Adjusted loss is defined as negative adjusted earnings. Adjusted earnings available to common shareholders is defined as adjusted earnings less preferred stock dividends.
Adjusted revenues and adjusted expenses
These financial measures, along with the related adjusted premiums, fees and other revenues, focus on our primary businesses principally by excluding the impact of market volatility, which could distort trends, and revenues and costs related to non-core products and certain entities required to be consolidated under GAAP. Also, these measures exclude results of discontinued operations under GAAP and other businesses that have been or will be sold or exited by MetLife but do not meet the discontinued operations criteria under GAAP and are referred to as divested businesses. Divested businesses also include the net impact of transactions with exited businesses that have been eliminated in consolidation under GAAP and costs relating to businesses that have been or will be sold or exited by MetLife that do not meet the criteria to be included in results of discontinued operations under GAAP.

Adjusted revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Adjusted expenses also excludes goodwill impairments.
The following additional adjustments are made to revenues, in the line items indicated, in calculating adjusted revenues:
•Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL (Unearned revenue adjustments) and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB fees);
•Net investment income: (i) includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments, but do not qualify for hedge accounting treatment (Investment hedge adjustments), (ii) excludes post-tax adjusted earnings adjustments relating to insurance joint ventures accounted for under the equity method (Operating joint venture adjustments), (iii) excludes certain amounts related to contractholder-directed equity securities (Unit-linked contract income), (iv) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP (Securitization entities income); and (v) includes distributions of profits from certain other limited partnership interests that were previously accounted for under the cost method, but are now accounted for at estimated fair value, where the change in estimated fair value is recognized in NIGL under GAAP (Certain partnership distributions); and
•Other revenues is adjusted for settlements of foreign currency earnings hedges and excludes fees received in association with services provided under transition service agreements (TSA fees).

The following additional adjustments are made to expenses, in the line items indicated, in calculating adjusted expenses:
•Policyholder benefits and claims and policyholder dividends excludes: (i) amortization of basis adjustments associated with de-designated fair value hedges of future policy benefits (PBC hedge adjustments), (ii) changes in the policyholder dividend obligation related to NIGL and NDGL (PDO adjustments), (iii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass-through adjustments (Inflation and pass-through adjustments), (iv) benefits and hedging costs related to GMIBs (GMIB costs), and (v) market value adjustments associated with surrenders or terminations of contracts (Market value adjustments);
•Interest credited to policyholder account balances includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment (PAB hedge adjustments) and excludes certain amounts related to net investment income earned on contractholder-directed equity securities (Unit-linked contract costs);
•Amortization of DAC and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs and (iii) Market value adjustments;
•Amortization of negative VOBA excludes amounts related to Market value adjustments;
•Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP (Securitization entities debt expense); and
•Other expenses excludes: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements costs (Regulatory implementation costs), and (iii) acquisition, integration and other costs. Other expenses includes TSA fees.
Adjusted earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance.
The tax impact of the adjustments mentioned above are calculated net of the U.S. or foreign statutory tax rate, which could differ from MetLife’s effective tax rate. Additionally, the provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms.
In addition, adjusted earnings available to common shareholders excludes the impact of preferred stock redemption premium, which is reported as a reduction to net income (loss) available to MetLife, Inc.’s common shareholders.

Investment portfolio gains (losses) and derivative gains (losses)
These are measures of investment and hedging activity. Investment portfolio gains (losses) principally excludes amounts that are reported within net investment gains (losses) but do not relate to the performance of the investment portfolio, such as gains (losses) on sales and divestitures of businesses and goodwill impairment, as well as investment portfolio gains (losses) of divested businesses. Derivative gains (losses) principally excludes earned income on derivatives and amortization of premium on derivatives, where such derivatives are either hedges of investments or are used to replicate certain investments, and where such derivatives do not qualify for hedge accounting. This earned income and amortization of premium is reported within adjusted earnings and not within derivative gains (losses).
Return on equity, allocated equity, tangible equity and related measures
•Total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA: total MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI, net of income tax.
•Total MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA): total MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses), defined benefit plans adjustment components of AOCI and total notable items, net of income tax.
•Return on MetLife, Inc.’s common stockholders’ equity: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.
•Adjusted return on MetLife, Inc.'s common stockholders' equity: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity.
•Adjusted return on MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity, excluding AOCI other than FCTA.
•Adjusted return on MetLife, Inc.'s common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA): adjusted earnings available to common shareholders, excluding total notable items, divided by MetLife, Inc.'s average common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA).
•Allocated equity: portion of MetLife, Inc.’s common stockholders’ equity that management allocates to each of its segments and sub-segments based on local capital requirements and economic capital. Economic capital is an internally developed risk capital model, the purpose of which is to measure the risk in the business and to provide a basis upon which capital is deployed. MetLife management periodically reviews this model to ensure that it remains consistent with emerging industry practice standards and the local capital requirements; allocated equity may be adjusted if warranted by such review. Allocated equity excludes the impact of AOCI other than FCTA.
•Adjusted return on allocated equity: adjusted earnings available to common shareholders divided by allocated equity.

The above measures represent a level of equity consistent with the view that, in the ordinary course of business, MetLife does not plan to sell most investments for the sole purpose of realizing gains or losses. Also, refer to the utilization of adjusted earnings and components of, or other financial measures based on, adjusted earnings mentioned above.
•Total MetLife, Inc.’s tangible common stockholders’ equity or tangible equity: total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, reduced by the impact of goodwill, value of distribution agreements (VODA) and value of customer relationships acquired (VOCRA), all net of income tax.
•Total MetLife, Inc.’s tangible common stockholders’ equity, adjusted for total notable items: total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, reduced by the impact of goodwill, value of distribution agreements (VODA), value of customer relationships acquired (VOCRA) and total notable items, all net of income tax.
•Adjusted return on MetLife, Inc.'s tangible common stockholders' equity: adjusted earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by MetLife, Inc.'s average tangible common stockholders' equity.
•Allocated tangible equity: allocated equity reduced by the impact of goodwill, VODA and VOCRA, all net of income tax.
•Adjusted return on allocated tangible equity: adjusted earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by allocated tangible equity.
The above measures are, when considered in conjunction with regulatory capital ratios, a measure of capital adequacy.
Expense ratio, direct expense ratio, adjusted expense ratio and related measures
•Expense ratio: other expenses, net of capitalization of DAC, divided by premiums, fees and other revenues.
•Direct expense ratio: adjusted direct expenses, divided by adjusted premiums, fees and other revenues.
•Direct expense ratio, excluding total notable items related to direct expenses and PRT: adjusted direct expenses, excluding total notable items related to direct expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.
•Adjusted expense ratio: adjusted other expenses, net of adjusted capitalization of DAC, divided by adjusted premiums, fees and other revenues.
•Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT: adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.
General account (GA) assets under management (GA AUM) and related measures
GA AUM is used by MetLife to describe assets in its GA investment portfolio which are actively managed and stated at estimated fair value. GA AUM is comprised of GA total investments and cash and cash equivalents, excluding policy loans, contractholder-directed equity securities, fair value option securities and certain other invested assets, as substantially all of these assets are not actively managed in MetLife’s GA investment portfolio. Mortgage loans (including commercial, agricultural and residential) and real estate and real estate joint ventures included in GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. At the segment level, intersegment balances (intercompany activity, primarily related to investments in subsidiaries, that eliminate at the MetLife consolidated level) are excluded from GA AUM.

GA AUM (at amortized cost) excludes the following adjustments: (i) unrealized gain (loss) on investments carried at estimated fair value and (ii) adjustments from carrying value to estimated fair value on mortgage loans (including commercial, agricultural and residential) and real estate and real estate joint ventures. GA AUM (at amortized cost) is presented net of related allowance for credit loss.
Statistical sales information:
•U.S.:
◦Group Benefits: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees from recurring premium policy sales of all products.
◦Retirement and Income Solutions: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees only from recurring premium policy sales of specialized benefit resources and corporate-owned life insurance.
◦Property & Casualty: calculated based on first year direct written premium, net of cancellation and endorsement activity.
•Latin America, Asia and EMEA: calculated using 10% of single-premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single-premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident & health and group).

Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.
The following additional information is relevant to an understanding of MetLife’s performance results and outlook:
•Volume growth, as discussed in the context of business growth, is the period over period percentage change in adjusted earnings available to common shareholders attributable to adjusted premiums, fees and other revenues and assets under management levels, applying a model in which certain margins and factors are held constant. The most significant of such items are underwriting margins, investment margins, changes in equity market performance, expense margins and the impact of changes in foreign currency exchange rates.
•MetLife uses a measure of free cash flow to facilitate an understanding of its ability to generate cash for reinvestment into its businesses or use in non-mandatory capital actions. MetLife defines free cash flow as the sum of cash available at MetLife’s holding companies from dividends from operating subsidiaries, expenses and other net flows of the holding companies (including capital contributions to subsidiaries), and net contributions from debt to be at or below target leverage ratios. This measure of free cash flow is prior to capital actions, such as common stock dividends and repurchases, debt reduction and mergers and acquisitions. Free cash flow should not be viewed as a substitute for net cash provided by (used in) operating activities calculated in accordance with GAAP. The free cash flow ratio is typically expressed as a percentage of annual adjusted earnings available to common shareholders.
•Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its business plan. Notable items also include certain items regardless of the extent anticipated in the business plan, to help investors have a better understanding of MetLife's results and to evaluate and forecast those results. Notable items represent a positive (negative) impact to adjusted earnings available to common shareholders.
•We refer to observable forward yield curves as of a particular date in connection with making our estimates for future results. The observable forward yield curves at a given time are based on implied future interest rates along a range of interest rate durations. This includes the 10-year U.S. Treasury rate which we use as a benchmark rate to describe longer-term interest rates used in our estimates for future results.

Forward-Looking Statements
This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events and do not relate strictly to historical or current facts. They use words and terms such as “2022,” “accelerate,” “ahead,” “all of 2021,” “anticipate,” “assume,” “believe,” “commit,” “consistent,” “continue,” “estimate,” “expect,” “forward,” “future,” “growth,” “guidance,” “if,” “improvement,” “long-term,” “ongoing,” “on track,” “position,” “promise,” “Q3,” “record,” “remain,” “remainder of 2021,” “return,” “starting,” “strategy,” “target,” “trend,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. They include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, future sales efforts, future expenses, the outcome of contingencies such as legal proceedings, and future trends in operations and financial results.

Many factors determine the results of MetLife, Inc., its subsidiaries and affiliates, and they involve unpredictable risks and uncertainties. Our forward-looking statements depend on our assumptions, our expectations, and our understanding of the economic environment, but they may be inaccurate and may change. MetLife, Inc. does not guarantee any future performance. Our results could differ materially from those MetLife, Inc. expresses or implies in forward-looking statements. The risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission, and others, may cause such differences. These factors include:

(1)economic condition difficulties, including risks relating to public health, interest rates, credit spreads, equity, real estate, obligors and counterparties, currency exchange rates, derivatives, and terrorism and security;
(2)global capital and credit market adversity;
(3)credit facility inaccessibility;
(4)financial strength or credit ratings downgrades;
(5)unavailability, unaffordability, or inadequate reinsurance;
(6)statutory life insurance reserve financing costs or limited market capacity;
(7)legal, regulatory, and supervisory and enforcement policy changes;
(8)changes in tax rates, tax laws or interpretations;
(9)litigation and regulatory investigations;
(10)London Interbank Offered Rate termination and transition to alternative reference rates;
(11)unsuccessful efforts to meet all environmental, social, and governance standards or to enhance our sustainability;
(12)MetLife, Inc.’s inability to pay dividends and repurchase common stock;
(13)MetLife, Inc.’s subsidiaries’ inability to pay it dividends;
(14)investment defaults, downgrades, or volatility;
(15)investment sales or lending difficulties;
(16)collateral or derivative-related payments;
(17)investment valuations, allowances, or impairments changes;
(18)claims or other results that differ from our estimates, assumptions, or models;
(19)global political, legal, or operational risks;
(20)business competition;
(21)technological change;
(22)catastrophes;
(23)climate changes or responses to it;
(24)deficiencies in our closed block;
(25)goodwill or other asset impairment, or deferred income tax asset allowance;
(26)acceleration of amortization of DAC, deferred sales inducements, VOBA, or value of customer relationships acquired;
(27)product guarantee volatility, costs, and counterparty risks;
(28)risk management failures;

(29)insufficient protection from operational risks;
(30)confidential information protection or other cybersecurity or disaster recovery failures;
(31)accounting standards changes;
(32)excessive risk-taking;
(33)marketing and distribution difficulties;
(34)pension and other postretirement benefit assumption changes;
(35)inability to protect our intellectual property or avoid infringement claims;
(36)acquisition, integration, growth, disposition, or reorganization difficulties;
(37)Brighthouse Financial, Inc. separation risks;
(38)MetLife, Inc.’s Board of Directors influence over the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; and
(39)legal- and corporate governance-related effects on business combinations.

MetLife, Inc. will not publicly correct or update any forward-looking statements if MetLife, Inc. believes it is not likely to achieve them or for any other reasons. Please consult any further disclosures MetLife, Inc. makes on related subjects in subsequent reports to the U.S. Securities and Exchange Commission.

MetLife, Inc.
GAAP Interim Condensed Consolidated Statements of Operations
(Unaudited)
(In millions)

	For the Three Months Ended
	June 30,
	2021	2020
Revenues
Premiums	$9,132	$8,736
Universal life and investment-type product policy fees	1,422	1,299
Net investment income	5,280	4,087
Other revenues	664	456
Net investment gains (losses)	1,605	231
Net derivative gains (losses)	421	(710)
Total revenues	18,524	14,099

Expenses
Policyholder benefits and claims	9,405	8,667
Interest credited to policyholder account balances	1,515	1,962
Policyholder dividends	236	290
Capitalization of DAC	(642)	(671)
Amortization of DAC and VOBA	537	560
Amortization of negative VOBA	(10)	(10)
Interest expense on debt	228	232
Other expenses	2,768	2,872
Total expenses	14,037	13,902

Income (loss) before provision for income tax	4,487	197
Provision for income tax expense (benefit)	1,075	47
Net income (loss)	3,412	150
Less: Net income (loss) attributable to noncontrolling interests	5	5
Net income (loss) attributable to MetLife, Inc.	3,407	145
Less: Preferred stock dividends	35	77
Preferred stock redemption premium	6	—
Net income (loss) available to MetLife, Inc.'s common shareholders	$3,366	$68

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions, except per share data)

	For the Three Months Ended
	June 30,
	2021		2020
Reconciliation to Adjusted Earnings Available to Common Shareholders		Earnings Per Weighted Average Common Share Diluted (1)		Earnings Per Weighted Average Common Share Diluted (1)
Net income (loss) available to MetLife, Inc.'s common shareholders	$3,366	$3.83	$68	$0.07

Adjustments from net income (loss) available to common shareholders to adjusted earnings available to common shareholders:
Less: Net investment gains (losses)	1,605	1.82	231	0.25
Net derivative gains (losses)	421	0.48	(710)	(0.78)
Premiums	—	—	20	0.02
Universal life and investment-type product policy fees	36	0.04	31	0.03
Net investment income	163	0.19	643	0.71
Other revenues	60	0.07	39	0.04
Policyholder benefits and claims and policyholder dividends	(76)	(0.09)	(244)	(0.27)
Interest credited to policyholder account balances	(365)	(0.40)	(801)	(0.87)
Capitalization of DAC	—	—	2	—
Amortization of DAC and VOBA	3	—	8	0.01
Amortization of negative VOBA	—	—	—	—
Interest expense on debt	—	—	—	—
Other expenses	(68)	(0.08)	(55)	(0.06)
Goodwill impairment	—	—	—	—
Provision for income tax (expense) benefit	(491)	(0.55)	151	0.17
Add: Net income (loss) attributable to noncontrolling interests	5	0.01	5	0.01
Preferred stock redemption premium	6	0.01	—	—
Adjusted earnings available to common shareholders	2,089	2.37	758	0.83
Less: Total notable items (2)	66	0.08	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$2,023	$2.30	$758	$0.83

Adjusted earnings available to common shareholders on a constant currency basis	$2,089	$2.37	$805	$0.88
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$2,023	$2.30	$805	$0.88

Weighted average common shares outstanding - diluted		879.7		913.1

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions)

	For the Three Months Ended
	June 30,
	2021	2020
Premiums, Fees and Other Revenues
Premiums, fees and other revenues	$11,218	$10,491
Less: Unearned revenue adjustments	12	5
GMIB fees	24	25
Settlement of foreign currency earnings hedges	—	—
TSA fees	60	39
Divested businesses	—	21
Adjusted premiums, fees and other revenues	$11,122	$10,401

Adjusted premiums, fees and other revenues, on a constant currency basis	$11,122	$10,550
Less: Pension risk transfers (PRT) (3)	(14)	(6)
Adjusted premiums, fees and other revenues, excluding PRT, on a constant currency basis	$11,136	$10,556

Net Investment Income
Net investment income	$5,280	$4,087
Less: Investment hedge adjustments	(212)	(188)
Operating joint venture adjustments	—	—
Unit-linked contract income	378	818
Securitization entities income	—	—
Certain partnership distributions	(3)	(1)
Divested businesses	—	14
Adjusted net investment income	$5,117	$3,444

Revenues and Expenses
Total revenues	$18,524	$14,099
Less: Net investment gains (losses)	1,605	231
Less: Net derivative gains (losses)	421	(710)
Less: Adjustments related to net investment gains (losses) and net derivative gains (losses)	12	5
Less: Other adjustments to revenues:
GMIB fees	24	25
Investment hedge adjustments	(212)	(188)
Operating joint venture adjustments	—	—
Unit-linked contract income	378	818
Securitization entities income	—	—
Certain partnership distributions	(3)	(1)
Settlement of foreign currency earnings hedges	—	—
TSA fees	60	39
Divested businesses	—	35
Total adjusted revenues	$16,239	$13,845

Total expenses	$14,037	$13,902
Less: Adjustments related to net investment gains (losses) and net derivative gains (losses)	9	(6)
Less: Goodwill impairment	—	—
Less: Other adjustments to expenses:
PBC hedge adjustments	8	9
Inflation and pass-through adjustments	(18)	106
GMIB costs and amortization of DAC and VOBA related to GMIB fees and GMIB costs	58	85
Market value adjustments and amortization of DAC, VOBA and negative VOBA related to market value adjustments	16	21
PAB hedge adjustments	(1)	(2)
Unit-linked contract costs	366	796
Securitization entities debt expense	—	—
Noncontrolling interest	(6)	(7)
Regulatory implementation costs	6	—
Acquisition, integration and other costs	4	—
TSA fees	60	39
Divested businesses	4	49
Total adjusted expenses	$13,531	$12,812

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions, except per share and ratio data)

	For the Three Months Ended
	June 30,
	2021	2020
Expense Detail and Ratios

Reconciliation of Capitalization of DAC to Adjusted Capitalization of DAC
Capitalization of DAC	$(642)	$(671)
Less: Divested businesses	—	(2)
Adjusted capitalization of DAC	$(642)	$(669)

Reconciliation of Other Expenses to Adjusted Other Expenses
Other expenses	$2,768	$2,872
Less: Noncontrolling interests	(6)	(7)
Less: Regulatory implementation costs	6	—
Less: Acquisition, integration and other costs	4	—
Less: TSA fees	60	39
Less: Divested businesses	4	23
Adjusted other expenses	$2,700	$2,817

Other Detail and Ratios
Other expenses	$2,768	$2,872
Capitalization of DAC	(642)	(671)
Other expenses, net of capitalization of DAC	$2,126	$2,201

Premiums, fees and other revenues	$11,218	$10,491

Expense ratio	19.0%	21.0%

Direct expenses	$1,188	$1,287
Less: Total notable items related to direct expenses (2)	(84)	—
Direct expenses, excluding total notable items related to direct expenses (2)	$1,272	$1,287

Adjusted other expenses	$2,700	$2,817
Adjusted capitalization of DAC	(642)	(669)
Adjusted other expenses, net of adjusted capitalization of DAC	2,058	2,148
Less: Total notable items related to adjusted other expenses (2)	(84)	—
Adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses (2)	$2,142	$2,148

Adjusted premiums, fees and other revenues	$11,122	$10,401
Less: PRT	(14)	(6)
Adjusted premiums, fees and other revenues, excluding PRT	$11,136	$10,407

Direct expense ratio	10.7%	12.4%
Direct expense ratio, excluding total notable items related to direct expenses and PRT (2)	11.4%	12.4%
Adjusted expense ratio	18.5%	20.7%
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT (2)	19.2%	20.6%

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions, except per share data)

	June 30,
Equity Details	2021	2020
Total MetLife, Inc.'s stockholders' equity	$69,138	$75,693
Less: Preferred stock	3,818	4,312
MetLife, Inc.'s common stockholders' equity	65,320	71,381
Less: Net unrealized investment gains (losses), net of income tax	18,608	25,913
Defined benefit plans adjustment, net of income tax	(1,836)	(1,968)
Total MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA	48,548	47,436
Less: Goodwill, net of income tax	9,398	8,910
VODA and VOCRA, net of income tax	779	264
Total MetLife, Inc.'s tangible common stockholders' equity	$38,371	$38,262

	June 30,
	2021	2020
Total MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA	$48,548	$47,436
Less: Accumulated year-to-date total notable items (2)	66	—
Total MetLife, Inc.'s common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA) (2)	48,482	47,436
Less: Goodwill, net of income tax	9,398	8,910
VODA and VOCRA, net of income tax	779	264
Total MetLife, Inc.'s tangible common stockholders' equity, excluding total notable items (2)	$38,305	$38,262

	June 30,
Book Value (4)	2021	2020
Book value per common share	$75.86	$78.65
Less: Net unrealized investment gains (losses), net of income tax	21.61	28.55
Defined benefit plans adjustment, net of income tax	(2.13)	(2.17)
Book value per common share, excluding AOCI other than FCTA	56.38	52.27
Less: Goodwill, net of income tax	10.92	9.82
VODA and VOCRA, net of income tax	0.90	0.29
Book value per common share - tangible common stockholders' equity	$44.56	$42.16

Common shares outstanding, end of period (5)	861.1	907.6

	For the Three Months Ended
	June 30,
Average Common Stockholders' Equity	2021	2020
Average common stockholders' equity	$63,436	$68,645
Average common stockholders' equity, excluding AOCI other than FCTA	$47,618	$47,481
Average common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA) (2)	$47,585	$47,481
Average tangible common stockholders' equity	$37,341	$38,342
Average tangible common stockholders' equity, excluding total notable items (2)	$37,308	$38,342

See footnotes on last page.

MetLife, Inc.
(Unaudited)

	For the Three Months Ended
	June 30, (6)
	2021	2020
Return on Equity
Return on MetLife, Inc.'s:
Common stockholders' equity	21.2%	0.4%

Adjusted return on MetLife, Inc.'s:
Common stockholders' equity	13.2%	4.4%
Common stockholders' equity, excluding AOCI other than FCTA	17.5%	6.4%
Common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA) (2)	17.0%	6.4%
Tangible common stockholders' equity (7)	22.6%	8.0%
Tangible common stockholders' equity, excluding total notable items (2), (7)	21.9%	8.0%

Adjusted Return on Allocated Equity:
U.S.	38.7%	18.9%
Asia	14.2%	7.2%
Latin America	14.1%	17.2%
EMEA	13.2%	16.3%
MetLife Holdings	20.6%	0.8%

Adjusted Return on Allocated Tangible Equity:
U.S.	45.1%	21.8%
Asia	21.3%	10.9%
Latin America	22.1%	28.1%
EMEA	22.6%	28.6%
MetLife Holdings	22.5%	1.1%

See footnotes on last page.

MetLife, Inc.
Adjusted Earnings Available to Common Shareholders
(Unaudited)
(In millions)

	For the Three Months Ended
	June 30,
	2021	2020

U.S. (3), (8):

Adjusted earnings available to common shareholders	$902	$523
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$902	$523

Adjusted premiums, fees and other revenues	$6,136	$5,692
Less: PRT	(14)	(6)
Adjusted premiums, fees and other revenues, excluding PRT	$6,150	$5,698

Group Benefits (3):

Adjusted earnings available to common shareholders	$248	$248
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$248	$248

Adjusted premiums, fees and other revenues	$5,599	$4,346

Retirement & Income Solutions (3):

Adjusted earnings available to common shareholders	$654	$192
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$654	$192

Adjusted premiums, fees and other revenues	$537	$511
Less: PRT	(14)	(6)
Adjusted premiums, fees and other revenues, excluding PRT	$551	$517

Property & Casualty (3), (8):

Adjusted earnings available to common shareholders	$—	$83
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$—	$83

Adjusted premiums, fees and other revenues	$—	$835

See footnotes on last page.

MetLife, Inc.
Adjusted Earnings Available to Common Shareholders (Continued)
(Unaudited)
(In millions)

	For the Three Months Ended
	June 30,
	2021	2020

Asia:

Adjusted earnings available to common shareholders	$520	$256
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$520	$256

Adjusted earnings available to common shareholders on a constant currency basis	$520	$272
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$520	$272

Adjusted premiums, fees and other revenues	$2,037	$2,018
Adjusted premiums, fees and other revenues, on a constant currency basis	$2,037	$2,040

Latin America:

Adjusted earnings available to common shareholders	$97	$132
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$97	$132

Adjusted earnings available to common shareholders on a constant currency basis	$97	$157
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$97	$157

Adjusted premiums, fees and other revenues	$934	$737
Adjusted premiums, fees and other revenues, on a constant currency basis	$934	$834

EMEA:

Adjusted earnings available to common shareholders	$94	$116
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$94	$116

Adjusted earnings available to common shareholders on a constant currency basis	$94	$122
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$94	$122

Adjusted premiums, fees and other revenues	$744	$660
Adjusted premiums, fees and other revenues, on a constant currency basis	$744	$690

MetLife Holdings (3):

Adjusted earnings available to common shareholders	$536	$20
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$536	$20

Adjusted premiums, fees and other revenues	$1,181	$1,208

Corporate & Other (3):

Adjusted earnings available to common shareholders	$(60)	$(289)
Less: Total notable items (2)	66	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$(126)	$(289)

Adjusted premiums, fees and other revenues	$90	$86

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions)

	For the Three Months Ended
	June 30,
	2021	2020
Variable investment income (post-tax, in millions)
U.S.
Group Benefits	$14	$3
Retirement and Income Solutions	351	(122)
Property & Casualty (8)	—	(9)
Total U.S.	365	(128)
Asia	218	(77)
Latin America	22	(7)
EMEA	—	—
MetLife Holdings	301	(161)
Corporate & Other	44	(65)
Total variable investment income	$950	$(438)

See footnotes on last page.

MetLife, Inc.
(Unaudited)

Cash & Capital (9), (10)
(In billions)

	June 30
	2021	2020
Holding Companies Cash & Liquid Assets	$6.5	$6.6

Group Benefits Underwriting (11)

	For the Three Months Ended
	June 30,
	2021	2020
Group Life Mortality Ratio (12)	94.3%	95.9%

Footnotes

(1)	Adjusted earnings available to common shareholders, excluding total notable items, per diluted common share is calculated on a standalone basis and may not equal (i) adjusted earnings available to common shareholders per diluted common share, less (ii) total notable items per diluted common share.

(2)	Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not have anticipated when it devised its business plan. Notable items also include certain items regardless of the extent anticipated in the business plan, to help investors have a better understanding of MetLife's results and to evaluate and forecast those results. Notable items can affect MetLife’s results either positively or negatively.

(3)	Results on a constant currency basis are not included as constant currency impact is not significant.

(4)	Book values exclude $3,818 million and $4,312 million of equity related to preferred stock at June 30, 2021 and 2020, respectively.

(5)	There were share repurchases of $1.1 billion for the three months ended June 30, 2021.

(6)	Annualized using quarter-to-date results.

(7)	Adjusted earnings available to common shareholders, used to calculate the adjusted return on tangible common stockholders' equity, excludes the impact of amortization of VODA and VOCRA, net of income tax, for the three months ended June 30, 2021 and 2020 of $20 million and $10 million, respectively.

(8)
For the three months ended June 30, 2021, U.S. results exclude Property & Casualty as MetLife completed the sale of the business. U.S. results for the three months ended June 30, 2020, include Property & Casualty.

(9)
The total U.S. statutory adjusted capital is expected to be approximately $18.5 billion at June 30, 2021, up 9% from December 31, 2020. This balance includes MetLife, Inc.'s principal U.S. insurance subsidiaries, excluding American Life Insurance Company. Property & Casualty is excluded for both periods.

(10)
As of March 31, 2021, the solvency margin ratio of MetLife's insurance subsidiary in Japan was 873%, which is calculated quarterly and does not reflect conditions and factors occurring after March 31, 2021.

(11)	Results are derived from insurance and non-administrative services-only contracts.

(12)
Excludes certain experience-rated contracts and includes accidental death and dismemberment. For the three months ended June 30, 2021 there was an estimated (7.2) percentage point impact to the ratio due to excess mortality with an estimated impact to adjusted earnings of ($115) million. Of this impact, an estimated (4.5) percentage points was due to COVID-19 with an estimated impact to adjusted earnings of ($75) million.